Exhibit 10.58

January 19, 2012

Mr. H. Scott Kirkpatrick, Jr.

13 Donizetti Street

Wellesley, MA 02482

Re:	Good Reason Process Extension

Dear Scott:

As you are aware, on March 10, 2011, you and The Princeton Review, Inc. (the “Company”) entered into a letter agreement (the “March 10 Letter Agreement”) to extend the period for a “Good Reason” termination, as the term “Good Reason” is defined in the Executive Employment Agreement between you and the Company dated effective November 30, 2009. The purpose of this letter agreement is to further amend your Executive Employment Agreement with the Company and to amend the March 10 Letter Agreement to extend further the “Good Reason” termination period, as set forth below.

Accordingly, the Company and you hereby agree that Section 2 of the March 10 Letter Agreement is revised and restated in its entirety as follows:

2. Extension of Period for Good Reason Termination. Notwithstanding the provisions of Section 7(a)(iii)(E), you shall have one year from the date of commencement of a permanent CEO of the Company as contemplated above to terminate your employment for Good Reason as a result of Mr. Perik’s resignation. Notwithstanding the foregoing, in the event a permanent CEO has not commenced employment on or before June 30, 2012, or in the event Mr. Connolly is named as the Company’s permanent CEO prior to June 30, 2012, then you shall have until August 1, 2012 to terminate your employment for Good Reason as a result of Mr. Perik’s resignation. You agree to provide the Company with at least 30 days written notice prior to any such termination.

Except as otherwise amended above, the March 10 Letter Agreement shall remain unchanged and is hereby confirmed as being in full force and effect. Please acknowledge your agreement to the foregoing by executing this letter agreement where indicated below and returning it to the Company.

H. Scott Kirkpatrick, Jr.

January 19, 2012

Sincerely,

THE PRINCETON REVIEW, INC.

By:	/s/ John M. Connolly
John M. Connolly
Chief Executive Officer

CONFIRMED AND AGREED

/s/ H. Scott Kirkpatrick, Jr.
H. Scott Kirkpatrick, Jr.

January 19, 2012